UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Carillon Parkway, St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)    Compensatory Arrangements of Certain Officers

On March 31, 2008, First Advantage Corporation’s, (the “Company”) Compensation Committee approved the senior executive annual incentive program for fiscal year 2008 (“2008 Incentive Program”), which memorializes the performance measurements to be used to determine whether certain senior executives of the Company are eligible to receive a bonus for 2008. Eligible participants include the Company’s “named executive officers” as well as other senior executive officers, which are the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President- Operations, Executive Vice President – Infrastructure, Senior Vice President- Corporate Development, General Counsel and Segment Presidents. The annual incentive program was modified from the prior year’s plan. The modifications are discussed below. The Committee did not approve the performance measurements for the Chief Executive Officer and the President. Such approval will be made by the Committee at the next scheduled meeting and reported in a separate Form 8-K.

Bonuses granted under the 2008 Incentive Plan are expressed as a percentage of base salary and are awarded based on the achievement of certain performance measurements with respect to the Chief Financial Officer, Executive Vice President- Operations, Executive Vice President – Infrastructure, Senior Vice President- Corporate Development, General Counsel and Segment Presidents. Unlike the 2007 Incentive Plan, participants in 2008 may receive up to 100 percent of their base salary as a target bonus (except for the General Counsel, for which the target bonus is 85 percent of base salary). In addition, participants may be eligible for, upon the achievement of exceptional performance, up to an additional 100 percent of their base salary (except for the General Counsel, for which the maximum is up to an additional 85 percent of base salary) as additional bonus which is the maximum bonus potential. In 2006 and 2007, participants could earn up to 125 percent of their base salary as a maximum bonus. Eligible participants in 2006 and 2007, in general, were not eligible for additional bonus for exceptional performance. For each of the participants in the 2008 Incentive Plan, at least 75 percent of the targeted operating margin for the Company must be met before any bonus is paid. No bonuses will be awarded under the 2008 Incentive Plan if the threshold measurement related to the Company operating income is not met. In addition, each of the participants has other individual performance measurements, which must be achieved in order to receive the maximum bonus potential. The additional performance measurements for each of the participants relate to individually defined goals. The weight of each of the performance measurements for each of the participants listed below is as follows:

Position	Quantitative Measurement (Operating Margin)	Individual Qualitative Measurement	Target Percentage of Base Salary	Maximum Percentage of Base Salary(1)
Chief Financial Officer, John Lamson	70%	30%	100%	200%
Executive Vice President – Operations, Todd Mavis	80%	20%	100%	200%
Executive Vice President- Infrastructure, Akshaya Mehta	80%	20%	100%	200%
Segment Presidents, Evan Barnett, Howard Tischler, and Bart Valdez	80%	20%	100%	200%
Segment President and Executive Vice President – Corporate Development, Andrew Macdonald	50%	50%	100%	200%
General Counsel, Julie Waters	38%	47%	85%	170%

(1)	For exceptional performance, all eligible participants may receive an additional 100 percent of their base salary as bonus if certain performance goals are achieved (except for the General Counsel for which an additional 85 percent of base salary may be received). This is the maximum bonus potential. Quantitative and qualitative percentages are based on the maximum bonus target.

The cash bonus distributions under the 2008 Incentive Plan will be calculated at the end of the fiscal year, will be based upon the audited financial results of the Company and will be paid during the first quarter of 2008. Targets shall be prorated should an individual join the 2008 Incentive Plan part way through the year. The 2008 Incentive Plan is effective for fiscal year 2008 and may be changed or modified at the discretion of the Committee and Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: April 4, 2008	By:	/s/ Julie Waters

	Name:	Julie Waters
	Title:	Vice President and General Counsel